SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 28, 1998

                            First Essex Bancorp, Inc.
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               (Exact Name of Registrant as Specified in Charter)

     Delaware                       0-16143                      04-2943217
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(State or other jurisdic-         (Commission                  (IRS Employer
 tion of incorporation)           File Number)            Identification Number)



                  71 Main Street, Andover, Massachusetts 01810
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (978) 681-7500


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         On March 28, 1998, First Essex Bank, FSB, a wholly owned subsidiary of First Essex Bancorp, Inc. entered into a Purchase and Assumption Agreement with CFX Bank, a wholly owned subsidiary of CFX Corporation, for the purchase of five branch offices.

          A copy of the press release issued by First Essex Bancorp, Inc. is filed as an exhibit hereto and is incorporated by reference herein.

         Pursuant to the Agreement, the Bank will assume deposits in the approximate amount of $159 million, purchase approximately $67 million in consumer and commercial loans, and purchase approximately $2 million in real and personal property.

         The transaction must be approved by regulatory authorities.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

                  (1)      Press release dated March 30, 1998.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   FIRST ESSEX BANCORP, INC.


                                                   By:  /s/ David W. Dailey
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                                                        David W. Dailey
                                                        Executive Vice President